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                                                         EXHIBIT 10.12

                         ARCH COMMUNICATIONS GROUP, INC.
                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS

                                    ARTICLE I
                             PURPOSE; EFFECTIVE DATE

     1.1 PURPOSE. The purpose of the Arch Communications Group,Inc. Deferred Compensation Plan for Nonemployee Directors is to provide current tax planning opportunities as well as supplemental funds for retirement or death.

     1.2 EFFECTIVE DATE. The Plan is effective as of December 29, 1997 (the "Effective Date").

                                   ARTICLE II
                                   DEFINITIONS

            For the purposes of this Plan, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     2.1 ACCOUNT. "Account" means the mechanism used by the Company to measure and determine the amounts to be paid to a Participant under the Plan.

     2.2  BENEFICIARY.   "Beneficiary"  means  the  person,  persons  or  entity
designated by the Participant under Article V to receive Plan benefits payable, if any, after a Participant's death.

     2.3 BOARD. "Board" means the Board of Directors of the Company.

     2.4 COMMITTEE. "Committee" means the Executive Compensation and Stock Option Committee of the Board or any future committees performing the functions of such committee.

     2.5 COMPANY. "Company" means Arch Communications Group, Inc., a Delaware corporation.

     2.6 COMPENSATION. "Compensation" means the annual and meeting fees payable by the Company to a Nonemployee Director.

     2.7 DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article III.

     2.8 DEFERRAL PERIOD. "Deferral Period" means each calendar year.


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     2.9 DETERMINATION DATE. "Determination Date" means the last day of each calendar quarter occurring after the Effective Date.

     2.10 NONEMPLOYEE DIRECTOR. "Nonemployee Director" means a Director of the Company who is not employed by the Company or a subsidiary of the Company.

     2.11 PARTICIPANT. "Participant" means any Nonemployee Director who has elected deferral of Compensation under this Plan.

     2.12 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement submitted by a Participant to the Plan Administrator prior to the beginning of a Deferral Period with respect to a Deferral Commitment or a designation of form of benefits, or both, made for such Deferral Period.

     2.13 PAYMENT COMMENCEMENT DATE. "Payment Commencement Date" has the meaning specified in Section 3.6.

     2.14 PLAN. "Plan" means this Deferred Compensation Plan for Nonemployee Directors, as amended from time to time.

     2.15 PLAN ADMINISTRATOR. "Plan Administrator" means the employee designated by the Committee to administer the Plan.

     2.16 STOCK. "Stock" means the common stock of the Company, $.01 par value, of the Company.

                                   ARTICLE III
                       PARTICIPATION; DEFERRAL COMMITMENTS

     3.1 ELIGIBILITY AND PARTICIPATION.

          (a) PARTICIPATION. Nonemployee Directors may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Plan Administrator by the last day of the preceding Deferral Period.

          (b) MID-YEAR ELECTION. An individual who becomes a Nonemployee Director during the first, second or third calendar quarter of a Deferral Period may elect to participate in the Plan effective on the first day of the calendar quarter next following the date on which such new eligibility occurred by submitting a Participation Agreement for the balance of the Deferral Period no later than the last day of the calendar quarter during which the Participant first became eligible.

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     3.2 DEFERRAL  COMMITMENT.  A Deferral  Commitment shall be the Compensation deferred by the Participant pursuant to the Participation Agreement but otherwise payable by the Company to the Participant during the Deferral Period.

     3.3 PERIOD OF COMMITMENT. Except as provided in Sections 3.4 and 3.5, once a Participant has made a Deferral Commitment, that Deferral Commitment shall remain in effect for that Deferral Period; provided, however, that a Deferral Commitment for a Deferral Period may be amended at any time prior to the beginning of such Deferral Period. Such Deferral Commitment shall also remain in effect for subsequent Deferral Periods unless revoked or amended by delivery of a new Participation Agreement to the Plan Administrator before the end of the Deferral Period preceding the new Deferral Period.

     3.4 COMMITMENT LIMITED BY TERMINATION. If a Participant ceases to be a Nonemployee Director prior to the end of the Deferral Period, the Deferral Period for that Participant shall end.

     3.5 NO MODIFICATION OF DEFERRAL COMMITMENT. Deferral Commitments for a Deferral Period shall become irrevocable at the end of the preceding Deferral Period.

     3.6 LENGTH OF DEFERRAL. Each Deferral Commitment shall specify the date on which payment of the Participant's Account shall begin (the "Payment Commencement Date"). The Payment Commencement Date may be a specific calendar date or a date on which a certain event occurs, such as the date the Participant ceases to be a Nonemployee Director.

     3.7 STOCK OR CASH ELECTION. Each Deferral Commitment shall specify the percentage of the Compensation deferred which is to be added to the Cash Subaccount (as described in Section 4.1, below) and the percentage which is to be added to the Stock Subaccount (as described in Section 4.1, below). If no such specification is made, the deferred Compensation shall be credited to the Cash Subaccount.

                                   ARTICLE IV
                          DEFERRED COMPENSATION ACCOUNT

     4.1 ACCOUNT. The amounts deferred by a Participant under the Plan and earnings thereon shall be credited to the Participant's Account. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. The Account shall have the following subaccounts: The Cash Subaccount shall consist of the Participant's cash deferrals and shall be accounted for in monetary units and the Stock Subaccount which shall consist of the Participant's stock deferrals and shall be accounted for in stock units. If different Deferral Commitments specify different

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Payment  Commencement Dates or forms of benefit, a separate  subaccount shall be established for each combination of Payment Commencement Date and form of benefit.

     4.2 TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be deferred prorata from each payment of Compensation and shall be credited to his or her Account as of the date on which such Compensation would have been paid. Credits to the Cash Subaccount shall be the amount deferred in cash. Credits to the Stock Subaccount shall be made in stock units. The number of stock units to be credited shall be determined by dividing the amount of Compensation to be deferred into the Stock Subaccount by the fair market value of the Stock of the Company as determined by the Board as of the date such Compensation would otherwise have been paid. Each stock unit shall have a value equal to the fair market value of one share of Stock. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state, or federal law shall be withheld from the Participant's corresponding non-deferred Compensation or other funds provided by the Participant to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account.

     4.3 DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

     (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since the immediately preceding Determination Date.

     (b) DISTRIBUTIONS. The Account shall be reduced by any benefits distributed to the Participant since the immediately preceding Determination Date. Distributions shall be made from the Cash Subaccount and the Stock Subaccount on a prorata basis except to the extent that the Participant has designated otherwise.

     (c) EARNINGS. The Cash Subaccount shall be increased by crediting interest at a rate equal to the Prime Rate for the period since the prior Determination Date. Interest shall be compounded daily based on a 360 day year. For the purposes of this Plan the "Prime Rate" to be applied on a Determination Date shall be the prime rate as in effect on the prior Determination Date as published in the Wall Street Journal. The Stock Subaccount shall not be credited with any interest or other earnings.

     (d) ADJUSTMENT TO STOCK SUBACCOUNT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a normal cash dividend, the number of stock units credited to the Stock Subaccount of a Participant shall be

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appropriately  adjusted by the Company to the extent the Board shall  determine, in good faith, that such an adjustment is necessary and appropriate.

     4.4 VESTING OF ACCOUNTS. Except as provided in Section 5.5, below, each Participant shall be 100% vested in the amounts credited to such Participant's Account and earnings thereon.

     4.5 STATEMENT OF ACCOUNTS. The Company shall give to each Participant, on an annual or more frequent basis, a statement showing the balance in the Participant's Account.

                                    ARTICLE V
                               PAYMENT OF BENEFITS

     5.1 PAYMENT OF BENEFITS. Upon the Payment Commencement Date for an Account (or subaccount) the Company shall pay the balance in the Account (or subaccount) to the Participant in the form elected by the Participant pursuant to Section
5.3. The Company shall pay to the Participant benefits equal to the balance in the Participant's Account. All payments shall be in the form of cash. Distributions from the Stock Subaccount shall be made by converting the stock units being distributed to cash, valuing each stock unit at the fair market value of a share of the Stock on the date of distribution.

     5.2 DEATH BENEFIT. Upon the death of a Participant, the Company shall pay to the Participant's Beneficiary an amount equal to the balance at the time of death in the Participant's Account in the form elected by the Participant pursuant to Section 5.3.

     5.3 FORM OF BENEFITS. Plan benefits shall be paid in the form of a lump sum or installments over a period of 10 or fewer years, as specified by the Participant in the Participation Agreement. If no form of payment designation has been made in the Participation Agreement, benefits shall be paid in the form of a lump sum. The form of payment designation shall be made by the Participant at the time of completing the Participation Agreement. A Participant may amend a form of payment designation at any time, but such amendment shall not become effective until the Deferral Period which begins after the date of amendment. The form of payment designation shall also remain in effect for subsequent Deferral Periods until changed.

     Upon the death of a Participant, benefits shall be paid pursuant to the form of benefit selected by the Participant as soon as practicable after delivery of a death certificate to the Plan Administrator. If the Participant dies after a Payment Commencement Date, benefits with respect to the Participant's remaining Account

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balance, if any, shall continue to be paid in the same manner as in effect prior to death.

     5.4 INSTALLMENTS. If benefits are paid in the form of installments, the amount of the installments shall be redetermined as of January of each year based upon the remaining Account balance, the remaining number of installments, and earnings on the remaining Account balance.

     5.5 ACCELERATED DISTRIBUTION. Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Plan Administrator, a lump sum distribution equal to any part or all of his or her Account balance as of the Determination Date immediately preceding the date on which the Plan Administrator receives his written request (the "Requested Amount"). The balance in such Participant's Account shall be reduced by the Requested Amount at the date of such distribution and shall be further reduced by an amount equal to the Prime Rate multiplied by the Requested Amount. The amount payable under this section shall be paid within thirty (30) days following receipt of the written request by the Plan Administrator from the Participant. A Participant who receives an accelerated distribution shall be ineligible to make further deferrals until the Deferral Period which begins at least 12 months after such accelerated distribution is paid to the Participant.

     5.6 PAYMENT TO GUARDIAN. If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, person or incompetent.

                                   ARTICLE VI
                                  BENEFICIARIES

     6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary or contingent) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Plan Administrator, will be effective only when filed with the Plan Administrator during the Participant's lifetime and shall apply to the entire balance in the Participant's account. The filing of a new designation shall cancel all designations previously filed. A Participant may make or change a beneficiary designation at any time without obtaining the consent of any person.

     6.2 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a

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deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person or persons in the first of the following classes in which there is a survivor:

          (a) The Participant's surviving spouse;

          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue then surviving, such issue shall take by right of representation the share the parent would have taken if living; and

          (c) The Participant's estate.

                                   ARTICLE VII
                                 ADMINISTRATION

     7.1 PLAN ADMINISTRATOR; COMMITTEE; DUTIES. This Plan shall be administered by the Plan Administrator appointed by the Committee. The Plan Administrator shall have the complete discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. The Plan Administrator shall report to the Committee regarding Plan activity at such times as requested by the Committee. The Plan Administrator may be a Participant under this Plan.

     7.2 AGENTS. The Plan Administrator and Committee may, from time to time, employ agents and delegate to them such administrative duties as they see fit, and may from time to time consult with counsel who may be counsel to the Company.

     7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Plan Administrator in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder may be reviewed or altered by the Committee. A majority vote of the Committee members shall control any final decision. The decisions of the Committee shall be final and conclusive and binding upon all persons having any interest in the Plan.

     7.4 INDEMNITY OF PLAN ADMINISTRATOR; COMMITTEE. The Company shall indemnify and hold harmless the Plan Administrator and members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

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                                  ARTICLE VIII
                        AMENDMENT AND TERMINATION OF PLAN

     8.1 AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following; provided, however, that no amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

     8.2 COMPANY'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

          (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Plan Administrator not to accept any additional Deferral Commitments beyond the current Deferral Period. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Plan Administrator not to accept any additional Deferral Commitments, and by terminating all current ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and the Company shall pay out each Account in a lump sum within thirty (30) days of the date of termination of the Plan.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 UNSECURED GENERAL CREDITOR. The Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future. Participants and their Beneficiaries shall have no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Plan greater than the rights of an unsecured general creditor of the Company. Any and all of the Company's assets which the Company may set aside or earmark for the payment of benefits hereunder shall be, and remain, the general, unpledged, unrestricted assets of the Company and no Participant or Beneficiary shall have any interest in any such assets.

     9.2 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable

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hereunder,  or any part  thereof,  which  are,  and all  rights  to  which  are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     9.3 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder and taking such other action as may be requested by the Company.

     9.4 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Massachusetts, except as preempted by federal law.

     9.5 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     9.6 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the Participant or Beneficiary's last known address in the Company's records, as applicable.

     9.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     Adopted on December 29, 1997.

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